                                  EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                                                                State of
                                                                          Percentage of       Incorporation
          Parent                              Subsidiary                   Ownership         or Organization
-----------------------------         --------------------------         --------------      ----------------
Cameron Financial Corporation         The Cameron Savings & Loan              100%               Federal
                                      Association, F.A.

The Cameron Savings & Loan            The Cameron Savings and Loan            100%               Missouri
Association, F.A.                     Service Corporation